SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported)

                                February 11, 2005



                              GENERAL DEVICES, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
         (State of other jurisdiction of incorporation or organization)


        0-3125                                       21-0661726
(Commission File Number)               (I.R.S. Employer Identification Number)

            376 Main Street
              P.O. Box 74
        Bedminster, New Jersey                                 07921
(Address of principal executive offices)                    (Zip Code)


               Registrant's telephone number, including area code
                                 (908)234-1881

Item 3.02      Unregistered Sales of Equity Securities
---------      ---------------------------------------

     On February 11, 2005 General Devices, Inc. (the "Company") issued 1,250,000 shares of common stock at a price of $.10 per share ($125,000 aggregate) to the Company's principal stockholders in a private placement transaction. The proceeds will be used by the Company as working capital to fund its operations. The issued shares are exempt from registration under Section 4(2) of the Secutities Act of 1933, and were issued to current shareholders of the Company who qualify as accredited investors.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                General Devices, Inc.



February 14, 2005                               /s/ John W. Galuchie, Jr.
                                                --------------------------------
                                                John W. Galuchie, Jr.
                                                Chairman